Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 16, 2014

New Residential Investment Corp.

1345 Avenue of the Americas

New York, New York 10105

Re	New Residential Investment Corp. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to New Residential Investment Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Securities Act”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules and Regulations”), of: (i) shares of common stock, par value $0.01 per share, of the Company (“Common Stock”); (ii) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), which may be issued in one or more series; (iii) warrants (the “Warrants”) to purchase shares of Common Stock or shares of Preferred Stock which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) that may be entered into between the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”); (iv) shares of the Preferred Stock represented by depositary shares (“Depositary Shares”) evidenced by depositary receipts (“Receipts”), which may be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) that may be entered into between the Company and a depositary to be named therein (each, a “Depositary”); (v) debt securities (the “Debt Securities”), which may be senior debt securities or subordinated debt securities and may be convertible or non-convertible, as well as secured or unsecured, which may be issued in one or more series under the indenture relating to the Debt Securities (the “Debt Securities Indenture”), proposed to be entered into between the Company and the trustee to be named therein (the “Trustee”), a form of which is filed as an exhibit to the Registration Statement; and (vi) such indeterminate number of shares of Common Stock or Preferred Stock as may be issued upon conversion, exchange or exercise, as applicable, of any Preferred Stock, Warrants or Receipts, including such shares of Common Stock or Preferred Stock as may be issued pursuant to anti-dilution adjustments determined at the time of offering (the “Indeterminate Securities”). The Common Stock, the Preferred Stock, the Warrants, the Depositary Shares, the Debt Securities and the Indeterminate Securities are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the Registration Statement;

(b) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, as certified by the Secretary of State of the State of Delaware (the “Certificate of Incorporation”) and as certified by the Secretary of the Company;

(c) the Amended and Restated Bylaws of the Company, as amended to date, as certified by the Secretary of the Company (the “Bylaws”);

(d) the form of Debt Securities Indenture; and

(e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”), adopted on May 13, 2014, related to the registration of the Securities and related matters, as certified by the Secretary of the Company.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated herein.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents, and the validity and binding effect thereof on such parties.

We have also assumed that the laws of the State of New York will be chosen to govern any Warrant Agreements or Depositary Agreements, and that such choice is a valid and legal provision. We have also assumed that the certificates to evidence the Debt Securities and the Debt Securities Indenture will be executed and delivered in substantially the form reviewed by us. We have assumed that the Debt Securities Indenture and any supplemental indenture to the Debt Securities Indenture, the Warrant Agreements and Depositary Agreements will be duly authorized, executed and delivered by the Trustee, Warrant Agents or Depositaries, as the case may be, and that any Debt Securities, Warrants or Depositary Shares that may be issued will be manually authenticated, signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agent or Depositary, as the case may be. In addition, we have also assumed that the terms of the Securities have been or will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Debt Securities Indenture, any supplemental indentures thereto, the Warrant Agreements, the Depositary Agreements and the Securities, will not violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company or its property is subject, (ii) the Certificate of Incorporation or Bylaws; (iii) any law, rule or regulation to which the Company or its property is subject, (iv) any judicial or regulatory order or decree of any governmental authority or (v) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, (ii) the General Corporate Law of the State of Delaware (the “DGCL”) and (iii) to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein. The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Common Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (ii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any duly authorized committee appointed thereby, have taken all necessary corporate action to approve the issuance and sale of the Offered Common Stock and related matters and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors; and (iv) the shares of Offered Common Stock are registered in the Company’s share registry upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Common Stock.

2. With respect to any shares of any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Preferred Stock”), when (i) an appropriate prospectus supplement with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (ii) if the Offered Preferred Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any duly authorized committee appointed thereby, have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Preferred Stock and related matters, including the adoption of a Certificate of Designation for the Offered Preferred Stock in accordance with the applicable provisions of the DGCL (the “Certificate of Designation”), and appropriate officers of the Company have taken all related action as directed by or under the direction of the Board of Directors; (iv) the Certificate of Designation relating to the Offered Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (v) if the Offered Preferred Stock is certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned; and (vi) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock, when issued and sold or otherwise distributed in accordance with the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.01 per share of Preferred Stock.

3. With respect to any Warrants offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Warrants”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (ii) if the Offered Warrants are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any duly authorized committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Warrants and related matters; (iv) a Warrant Agreement relating to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (v) the Securities into which the Offered Warrants are exercisable have been duly authorized for issuance by the Company; and (vi) the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement, including upon payment of the agreed-upon consideration therefor, the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Warrant Agreement and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in equity or at law) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

4. With respect to any Depositary Shares representing fractional interests in any series of Preferred Stock offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Depositary Shares”), when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Depositary Shares has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (ii) if the Offered Depositary Shares are to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Depositary Shares has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any duly authorized committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Depositary Shares and related matters; (iv) the Certificate of Designation relating to such related series of Preferred Stock has been duly filed with the Secretary of State of the State of Delaware; (v) the applicable Deposit Agreement has been duly authorized, executed and delivered by the Company and the other parties thereto; (vi) if the shares of such related series of Preferred Stock are certificated, certificates in the form required under the DGCL representing the shares of such related series of Preferred Stock are duly executed and countersigned; (vii) the shares of such related series of Preferred Stock have been duly authorized and validly issued in accordance with the DGCL and delivered to the applicable Depositary for deposit in accordance with the Deposit Agreement; and (viii) the Receipts relating to the Offered Depositary Shares have been duly issued against deposit of the related series of Preferred Stock with the applicable Depositary in accordance with the provisions of the applicable Deposit Agreement and upon payment in accordance with the provisions of the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, the Receipts relating to the Offered Depositary Shares will be legally issued and will entitle the holder thereof to the rights specified in such Receipts and in the applicable Deposit Agreement, provided that the consideration for the related series of Preferred Stock is not less than $0.01 per share of Preferred Stock and except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforcement is sought in equity or at law) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any series of Debt Securities offered by the Company pursuant to the Registration Statement, including any Indeterminate Securities (the “Offered Debt Securities”), when (i) an appropriate prospectus supplement with respect to any Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (ii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement or such other agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Debt Securities Indenture and any supplemental indenture thereto has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any duly authorized committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance, sale and terms of the Offered Debt Securities and related matters in conformity with the Debt Securities Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities; and (v) the certificates evidencing the Offered Debt Securities have been duly executed and authenticated in accordance with the provisions of the Debt Securities Indenture and any supplemental indenture thereto to be entered into in connection with the issuance of such Offered Debt Securities, and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any Preferred Stock or Debt Securities), when issued and sold or otherwise distributed in accordance with the Debt Securities Indenture and any supplemental indenture thereto, officers’ certificate or board resolution to be entered into or adopted in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding agreement, will constitute valid and binding obligations of the Company, entitled to the benefits of the Debt Securities Indenture and enforceable against the Company in accordance with their respective terms under the laws of the State of New York, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) waivers of any usury defense contained in the Debt Securities Indenture, any supplemental indenture or the Offered Debt Securities which may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

R.B.A.